CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY [*]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             SPONSORSHIP AGREEMENT

         This Sponsorship Agreement ("Agreement") is entered into as of May 31, 1998 (the "Effective Date") by and between Net Grocer, Inc. a Delaware corporation ("Net Grocer") with offices at 333 Seventh Ave., 11th Floor, New York, NY 10001 and iVillage, Inc., a Delaware corporation, ("iVillage") with offices at 170 Fifth Avenue, New York, New York 10010.

         WHEREAS, iVillage operates a site on the World Wide Web and America Online which contains channels including Parent Soup, ParentsPlace.com, Better Health and Armchair Millionaire as well as career, fitness & beauty, food, relationships and work from home channels (all such sites and channels being the "Network").

         WHEREAS, Net Grocer operates an online supermarket/grocery service whereby customers are able to shop for and purchase one or more goods as may be found in typical high-volume supermarkets which are then shipped to customers upon receipt of an order ("Supermarket Service") and Net Grocer seeks to provide this Supermarket Service to Users of the Network.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, iVillage and Net Grocer hereby agree as follows:

1. Definitions.

         A. "Net Grocer Goods" means the products offered for sale by Net Grocer including all products that could be found in a large format supermarket or grocery store.

         B. "Jump Page" means the co-branded page or pages hosted by iVillage, which shall reside below the navigational bar (said navigational bar may contain advertisements sold by iVillage), and which shall link to the iVillage Supermarket Site. The Jump Page shall (i) be designed by both parties, although iVillage shall have final approval over such design, (ii) be in the form of a full horizontal page with a minimum of no scroll and (iii) contain at a minimum, a prominently featured Link to the iVillage Supermarket Site in the form of a clearly labeled button, accompanied with mutually determined descriptive text. The Jump Page shall be exclusively devoted to iVillage and Net Grocer.

         C. "iVillage Supermarket Site" means the customized, co-branded version of the Net Grocer Site located on Net Grocer's servers, which Net Grocer will use commercially reasonable good faith efforts to provide, as soon as possible, in the form of a framed site. As soon as possible, prominently featured "back to" links shall be placed throughout the iVillage Supermarket Site. Although iVillage has final approval and sole discretion with respect to the name chosen for the iVillage Supermarket Site, the parties agree that the Net Grocer name will be acknowledged in the iVillage Supermarket Site name.

         D.  "User" means an individual who accesses the Network.

         E. "New Customer" means a User who has never previously ordered from Net Grocer and who enters the iVillage Supermarket Site through the Jump Page and places and pays for an order for Net Grocer's Goods at that time. At such time as Net Grocer has the technical capability to track the following, New Customer shall also mean a User who returns to the iVillage

Supermarket Site to purchase Net Grocer Goods after placing an order, but not completing the transaction.

         F. "Repeat Customer" means a User who places and pays for an order for Net Grocer's Goods and who previously qualified as a New Customer.

         G. "Net Grocer Services" means the Supermarket Services offered by Net Grocer via the Net Grocer Site.

         H. "Net Grocer Site" means the Web site maintained and operated by Net Grocer, currently located at the URL www.netgrocer.com.

         I. "Net Grocer's Competitors" means any online or offline supermarket, grocery store, or similar store which generally offers selections of consumer packaged grocery goods and/or fresh groceries of a similar nature to those selections currently offered by Net Grocer (but specifically without requiring a comprehensive selection of those selections offered by Net Grocer and without precluding from the definition of Net Grocer Competitors, any such stores which offer a more comprehensive selection of such goods and groceries), including without limitation those companies set forth on Exhibit B hereto. Net Grocer may request in writing, and iVillage shall not unreasonably withhold the addition of other competitors to Exhibit B, based on the above criteria for such competitor. Notwithstanding the foregoing, based on their respective current products sold, the following shall not be deemed Net Grocer's
Competitors: Godiva, Omaha Steaks and Harry & Davids.

         J. "Marks" means trade names, trademarks, service marks, products and logos.

         K. "Transaction Revenue" means revenue derived in connection with New Customer Fees, Repeat Customer Fees and/or Click-Through Fees, as defined in
Section 5 herein.

         L. "Food Channel" means the area of the Network containing primarily food-related content.

         M. "Shopping Channel" means the area of the Network containing links to retail and shopping outlets.

         N. "Impressions" means any page on the Network, excluding the Jump Page, where an advertisement banner on the iVillage Supermarket Site appears as a link above the fold and any feature (such as a tool) and/or editorial mention (which may appear above or below the fold).

         O. "Link" means a descriptive or graphical link or icon which, in iVillage's sole discretion, directs the User (i) directly to the iVillage Supermarket Site or (ii) to the Jump Page which shall direct Users exclusively to the iVillage Supermarket Site.

2. Term and Termination.

         A. Term. The term of this Agreement shall commence on June 29, 1998 and shall terminate on the last day of Year Two, as defined herein, unless terminated earlier as provided herein. The first year of the term of this Agreement ("Year One") shall commence on June 29, 1998 and the second year of the term of this Agreement ("Year Two") shall commence on June 29, 1999.

         B. Termination. In the event of a material breach by either party of any term of this Agreement, the non-breaching party may terminate this Agreement by written notice to the breaching party if the breaching party fails to cure such material breach within thirty (30) days of receipt of written notice thereof. In addition to any other grounds for termination as set forth in this Agreement, either party may terminate this Agreement effective upon written notice stating its intention to terminate in the event either party (i) ceases to function as a going concern or to conduct operations in the normal course of business, or (ii) has a petition filed by or against it under any state or federal bankruptcy or insolvency law which petition has not been dismissed or set aside within sixty (60) days of its filing.

3.Promotion.
  A.  Placement and Integration.

(i) iVillage shall create and include a Link on the Food Channel. The size and placement of the Link shall be determined by iVillage in its sole discretion, but in any event shall be similar in prominence to current links appearing on the Food/Shopping pages (as depicted in the attached exhibit), or in the event the page is redesigned by iVillage, in such manner as to be consistent in look and feel with any other prominent link appearing on the page and at a minimum so as to maintain legibility of the Net Grocer logo and tag line. During the term of this Agreement, iVillage shall feature the Net Grocer Services in a promotion spot, above the fold, on the Food Channel.

(ii) iVillage shall create and include a Link on the Shopping Channel, but in any event shall be similar in prominence to current links appearing on the Food/Shopping pages (as depicted in the attached exhibit), or in the event the page is redesigned by iVillage, in such manner as to be consistent in look and feel with any other prominent link appearing on the page and at a minimum so as to maintain legibility of the Net Grocer logo and tag line. When Net Grocer is featured in a featured promotional area of the Shopping Channel, that Link shall also be included in the calculation of Impressions.

(iii) iVillage shall also integrate the iVillage Supermarket Site into other aspects of the iVillage Web Site as appropriate and as determined in iVillage's sole discretion, such as emails, editorial mentions and newsletters.

(iv) The parties will work together to design and develop content for the iVillage Supermarket Site.

(v) iVillage will code all unique Links and banner advertisements to Net Grocer using a code reasonably specified by Net Grocer. Within the constraints of iVillage's advertisement serving software, iVillage shall use its best efforts to provide to Net Grocer on a weekly basis and in electronic form, a report showing the number of Impressions and click-throughs for banner advertisements and Links.

B. Impressions.

(i) During Year One, iVillage will provide (the "Impression Guarantee") (a) [*] Impressions throughout relevant areas of the Network (excluding the Shopping Channel), designed to maximize click-throughs, which shall include Impressions on the Food Channel, advertisement banners, and mentions in newsletters, to be apportioned throughout Year One as follows:

---------------------------- --------------------------------------------------
          Quarter                        Total # of Impressions per Quarter
---------------------------- --------------------------------------------------
             1                                         [*]
---------------------------- --------------------------------------------------
             2                                         [*]
---------------------------- --------------------------------------------------
             3                                         [*]
---------------------------- --------------------------------------------------
             4                                         [*]
---------------------------- --------------------------------------------------

        and (b) five million (5,000,000) Impressions on the Shopping Channel to be apportioned throughout Year One as follows:

---------------------------- -------------------------------------------------
          Quarter                        Total # of Impressions per Quarter
---------------------------- -------------------------------------------------
             1                                         [*]
---------------------------- -------------------------------------------------
             2                                         [*]
---------------------------- -------------------------------------------------
             3                                         [*]
---------------------------- -------------------------------------------------
             4                                         [*]
---------------------------- -------------------------------------------------

(ii) If iVillage is unable to deliver the total number of Impressions for a given quarter as set froth in this Section 3.B(i), iVillage shall use commercially reasonable efforts to correct such shortfall in the next subsequent quarter. If, at the end of Year One, iVillage has not delivered the Impression Guarantee, Net Grocer may terminate this Agreement with fifteen (15) days written notice to iVillage stating its intention to do so. In accordance with such termination, iVillage's only remaining obligations shall be that of fulfilling the undelivered Impressions through the placement of Net Grocer advertisement banners and newsletter mentions throughout the Network as determined by iVillage, and until iVillage has fulfilled these Impressions, iVillage shall continue to maintain the exclusivity obligation as set forth in
        Section 6. If iVillage has not delivered the Impression Guarantee by the end of Year One, and Net Grocer does not seek to terminate the Agreement, iVillage shall fulfill the undelivered Impressions through the placement of Impressions as set forth above in Section 3.B.(i)(a) and 3.B.(i)(b), and iVillage and Net Grocer will continue to be held to all other obligations as set forth in this Agreement.

(iii) During Year Two, iVillage will provide (the "Impression Guarantee") (a) [*] Impressions in relevant areas of the Network (excluding the Shopping Channel), designed to maximize click-throughs, which shall include Impressions on the Food Channel, advertisement banners and mentions in newsletters to be apportioned throughout Year Two as follows:

---------------------------- --------------------------------------------------
          Quarter                        Total # of Impressions per Quarter
---------------------------- --------------------------------------------------
             1                                          [*]
---------------------------- --------------------------------------------------
             2                                          [*]
---------------------------- --------------------------------------------------
             3                                          [*]
---------------------------- --------------------------------------------------
             4                                          [*]
---------------------------- --------------------------------------------------
        and (b) [*] Impressions on the Shopping Channel to be apportioned throughout Year Two as follows:


---------------------------- ------------------------------------------------
          Quarter                        Total # of Impressions per Quarter
---------------------------- ------------------------------------------------
             1                                          [*]
---------------------------- ------------------------------------------------
             2                                          [*]
---------------------------- ------------------------------------------------
             3                                          [*]
---------------------------- ------------------------------------------------
             4                                          [*]
---------------------------- ------------------------------------------------

        In the event that iVillage is unable to deliver the total abovementioned Impressions by the end of Year Two, the term of the Agreement shall extend until iVillage "makes good" the amount through placement of Impresssions throughout the Network as determined by iVillage. Until iVillage has fulfilled these Impressions, iVillage shall continue to maintain the exclusivity obligation as set forth in
        Section 6

4. Net Grocer's Obligations.
         A. Jump Page. iVillage and Net Grocer shall cooperate in the creation of a co-branded Jump Page. iVillage shall be responsible for hosting and maintaining the Jump Page on its servers. If, during the term of the Agreement, the Jump Page is not effective with respect to customer acquisition, Net Grocer agrees to promptly consult with iVillage for the purpose of increasing the productivity of the Jump Page.

         B. Establishing the Service. Net Grocer shall design and develop a customized and co-branded version of the Net Grocer Web site for iVillage in a manner whereby Users can easily determine if they are eligible to receive the Net Grocer Services.

         C. Customer Service. Net Grocer shall, at its sole expense, promptly forward to iVillage any inquiries it receives from Users regarding the Network. iVillage shall, at its sole expense, promptly forward to Net Grocer any inquiries it receives from Users regarding the Net Grocer Services.

         D. Fulfillment. Net Grocer shall be solely responsible for (i) fulfilling all orders for the Net Grocer Goods and (ii) calculating, collecting and paying all appropriate taxes associated with payment processing. The Net Grocer Goods will be supported by the same warranty and return policy for such goods as offered to other Net Grocer customers.

         E. Taxes. Net Grocer shall be exclusively liable and shall bear total responsibility for payment of any and all sales, property or other taxes due in connection with the sale of Net Grocer Goods, other than income taxes or similar taxes required to be paid by iVillage as a result of Transaction Revenue paid hereunder.

         F. New Customer Information. Net Grocer shall develop, maintain and own a database of New Customers. During the term of this Agreement, upon iVillage's request, Net Grocer shall provide iVillage with access to demographics and transaction information contained in the New Customer Database, using a mutually agreeable customer identifier, in machine readable form, free of charge. In no event will Net Grocer be obligated to disclose contact information regarding the customer, such as name and address. During the term of this Agreement and for six (6) months thereafter, iVillage may use the New Customer Database only for targeted advertising purposes on the Network. The parties agree that iVillage shall pay Net Grocer [*] of the advertising revenue directly derived from such advertising, less any applicable agency commission, not in excess of prevailing market rates. iVillage shall pay Net Grocer any such advertising revenue within thirty (30) days following the end of each calendar quarter in which such advertising revenue is collected, accompanied by a relevant report setting forth the gross advertising revenue and the amount due Net Grocer.

5. Compensation.
         A. Production Fee. In connection with Year One, Net Grocer agrees to pay iVillage, within fifteen (15) days of signing this Agreement, an upfront, nonrefundable, non-recoupable production and setup fee in the amount of [*]. In connection with Year Two, Net Grocer agrees to pay iVillage a nonrefundable, non-recoupable production fee of [*], payable within fifteen (15) days of the first day of Year Two.

         B. Transaction Revenue. Within thirty (30) days following the end of each calendar quarter during the term of the Agreement, Net Grocer shall pay iVillage the following : (i) For every New Customer, Net Grocer shall pay iVillage a fee of [*] ("New Customer Fee"). (ii) In addition, Net Grocer shall pay iVillage a fee of [*] per order placed by a Repeat Customer ("Repeat Customer Fee"). (iii) Every time a unique User presence is or, but for a technological limitation, should be recognized by Net Grocer's servers and accesses the iVillage Supermarket Site from anywhere on the Network, Net Grocer shall pay iVillage a fee of [*]("Click Through Fee"). Any monies owed to iVillage in connection with a technological limitation affecting recognition of unique User presence shall not be deemed a breach of this Agreement unless Net Grocer fails to pay to iVillage such amount in Click Through Fees within thirty
(30) days of Net Grocer's knowledge of such amount owed to iVillage.

         C. Conversion Rate. At the end of each six (6) month period during the term of the Agreement, Net Grocer shall determine the Conversion Rate, which shall be a fraction, the numerator of which shall equal the number of New Customers for the previous six (6) month period and the denominator of which shall equal the number of Users. If the Conversion Rate is equal to or greater than [*], then Net Grocer shall pay to iVillage, an additional [*] per each New Customer for that preceding six (6) month period.

         D.  Revenue Guarantee.

        (i) In consideration for Net Grocer's exclusive status and for the Impression Guarantee, both set forth in this Agreement, Net Grocer agrees to pay the minimum Transaction Revenue fees ("Revenue Guarantee" and collectively "Revenue Guarantees") as follows: (a) in connection with Year One, Net Grocer agrees to pay iVillage a minimum of [*] ("Year One Guarantee"), and; (b) in connection with Year Two, Net Grocer agrees to pay iVillage a minimum fee of [*]("Year Two Guarantee"). Net Grocer shall pay iVillage within thirty (30) days following the end of each calendar quarter during the term of the

                Agreement, the payments set forth on Exhibit A (the "Quarterly Payments"), subject to provisions of this Section 3.D.

        (ii) In consideration for iVillage's delivery of the Impression Guarantee for a given year, Net Grocer shall pay to iVillage, one hundred percent (100%) of that year's Revenue Guarantee. iVillage shall receive Transaction Revenue when the cumulative amount of Transaction Revenue exceeds the cumulative amount of Quarterly Payments. At the end of each quarter, the cumulative Transaction Revenue shall be calculated and if that amount equals or exceeds the cumulative Quarterly Payments, such Transaction Revenue shall be paid to iVillage.

        (iii) If iVillage does not deliver the Impression Guarantee in a given year, Net Grocer shall pay to iVillage a fraction of that year's Revenue Guarantee which shall be an amount equal to the percentage of Impressions delivered by iVillage. In addition, if iVillage does not deliver the Impression Guarantee during a given quarter, Net Grocer shall suspend that amount of the Quarterly Payment which is in excess of the Transaction Revenue earned in that quarter ("Suspended Amount"), if any. Net Grocer shall pay to iVillage the Suspended Amount upon iVillage's delivery of the Impression Guarantee with respect to the under delivered quarter.

        (iv) Notwithstanding anything to the contrary in this Section 3.D., in no event shall Net Grocer be required to pay any Quarterly Payment (or, if applicable, portion thereof) or Transaction Revenue to the extent that such payment, together with all other amounts paid by Net Grocer to iVillage hereunder excluding any production fees (i.e., the cumulative Quarterly Payments paid plus the cumulative amount of Transaction Revenue paid), exceeds the cumulative Quarterly Payments (including the Quarterly Payment for the quarter as to which the computation is being calculated), except and then only to the extent that the cumulative amount of Transaction Revenue (including the Transaction Revenue for the quarter as to which the computation is being calculated) exceeds the cumulative Quarterly Payments (including the Quarterly Payment for the quarter as to which the computation is being calculated); provided however that upon the termination or expiration of this Agreement, to the extent that the total amounts paid by Net Grocer to iVillage consisting of Transaction Revenue and Quarterly Payments exceed the Transaction Revenue required to be paid hereunder and such amount is in excess of the Year One Guarantee, if the Agreement is terminated at the end of Year One, or the Year Two Guarantee, if the Agreement expires at the end of Year Two, iVillage shall rebate to Net Grocer such overage amount, if any, within sixty (60) days of the termination or expiration, as the case may be, of the Agreement.

         E. Reports. Payments remitted to iVillage shall be accompanied by a statement in such reasonable detail as iVillage shall reasonably request showing the total number of New Customer orders, Repeat Customer orders, number of Users who click through and the amount due iVillage.

6. Exclusivity. During the term of this Agreement, iVillage will not enter into any agreement to display and shall not display content and/or other banner/promotional advertising created by iVillage promoting any Net Grocer Competitor, content and/or banner/promotional advertising created by or received on behalf of any Net Grocer Competitor, or otherwise make available online supermarket sales offered by any Net Grocer Competitor, in all instances anywhere on the Network.

7. Ownership. As between iVillage and Net Grocer, iVillage will retain full and exclusive right, title and interest in and to the Jump Page and the intellectual property rights therein except for NetGrocer Marks and other content created by Net Grocer and provided to iVillage for use on the Jump Page.

8. Proprietary Rights. All intellectual property rights or proprietary property and information, supplied or developed by either party shall be and remain the sole and exclusive property of the party who supplied or developed same. Upon termination of this Agreement and upon written request, the party in receipt of the requesting party's intellectual or proprietary property and/or information pursuant to this Agreement shall return such information to the requesting party.

9. Publicity. iVillage and Net Grocer agree to collaborate on a joint press release regarding the exclusive nature of Net Grocer's services on the Network and the overall subject matter of this Agreement with quotes from iVillage and Net Grocer sources ("Press Release"). The distribution list shall be approved by both parties no less than five (5) business days prior to the release date. The Press Release must be approved by the iVillage public relations department and Net Grocer, each of which also must be made aware of any pre-briefings with outside parties at least five (5) days in advance of any pre-briefing. In addition, the iVillage public relations department and Net Grocer must be informed, no less than five (5) days before the release date, of any third party who expresses interest in the Press Release.

10. Licenses. Net Grocer grants to iVillage, during the term of this Agreement, a royalty-free, non-exclusive, worldwide license to use, copy, reproduce, perform and display Net Grocer's Marks in connection with this Agreement. iVillage grants to Net Grocer during the term of this Agreement, a non-exclusive, worldwide license to use, copy, reproduce, perform and display iVillage's Marks in accordance with the Agreement. No right, title, license, or interest in any Marks owned by a party or any of its affiliates is intended to be given to or acquired by the other party, by the execution of or the performance of this Agreement. Neither party shall use the other party's Marks for any purpose or activity except as expressly authorized or contemplated herein.

11. Use of Marks. The Marks may be used only pursuant to the terms and conditions of this Agreement as a means of identifying iVillage or Net Grocer, respectively, as the source and host of each party's respective site. Neither party will modify, alter or obfuscate the other party's Marks or use the other party's Marks in a manner that disparages the other party. The Marks may be used only in a form agreed to by the Mark-owning party. The presentation of the Marks shall at all times be such that the ownership of any particular Mark is clear and all Marks shall bear the (R) or TM symbols where applicable. Each party shall have the unilateral right to establish, monitor and enforce such quality standards. Each party hereby renounces ownership of and assigns to the other party any goodwill which accrues as a result of that party's use of the other party's (or its licensors') Marks.

12. Proprietary Rights. Title to and ownership of all Marks, including without limitation, intellectual property rights applicable thereto, are and shall remain the exclusive property of their current owner. Neither party shall take any action to jeopardize, limit or interfere in any manner with the aforesaid rights.

13. Audit.
         A. iVillage shall have the right to examine, or to have examined by an authorized agent, Net Grocer's books and records to verify the accuracy of payments made to iVillage pursuant to this Agreement. iVillage is entitled to conduct such an audit only during normal business hours and no more frequently than two (2) times per calendar year. iVillage agrees to provide Net Grocer with at least five (5) business days advance written notice of any audit. The audit will be limited to revenue generated pursuant to this Agreement and the calculation of payments due to iVillage under this Agreement. If the audit reveals that Net Grocer has paid iVillage less than the sum to which iVillage is entitled, Net Grocer agrees to pay iVillage the additional sums due, subject to Net Grocer's right to dispute the audit. If such sums exceed five percent (5%) of the total monies paid to iVillage under the Agreement, Net Grocer will pay for all costs reasonably incurred by iVillage in connection with the audit.

         B. Net Grocer shall have the right to examine, or to have examined by an authorized agent, iVillage's books and records to verify the accuracy of advertisement payments made to Net Grocer pursuant to Section 4.F. of this Agreement. Net Grocer is entitled to conduct such an audit only during normal business hours and no more frequently than two (2) times per calendar year. Net Grocer agrees to provide iVillage with at least five (5) business days advance written notice of any audit. The audit will be limited to advertisement revenue generated pursuant to Section 4.F. of this Agreement and the calculation of payments due to Net Grocer under this Agreement. If the audit reveals that iVillage has paid Net Grocer less than the sum to which Net Grocer is entitled, iVillage agrees to pay Net Grocer the additional sums due, subject to iVillage's right to dispute the audit. If such sums exceed five percent (5%) of the total monies paid to Net Grocer under the Agreement, iVillage will pay for all costs reasonably incurred by Net Grocer in connection with the audit.

14. Confidentiality. Except as expressly set forth herein, iVillage and Net Grocer shall maintain in confidence the terms of this Agreement. It is expected that, pursuant to discussions to date and to this Agreement, the parties may disclose to one another certain information ("Confidential Information"), as defined herein, which is considered by the disclosing party to be proprietary or confidential information. Confidential Information is defined as any information, communication or data, in any form, including, but not limited to oral, written, graphic or electromagnetic forms, models or samples, which the disclosing party desires to protect against unrestricted disclosure or use, including without limitation, business information, financial data and marketing data. All Confidential Information shall remain the sole property of the disclosing party and its confidentiality shall be maintained and protected by the receiving party with the same degree of care as the receiving party uses for its own confidential and proprietary information and the receiving party shall not disclose such Confidential Information to any third party. The restrictions of the use or disclosure of any Confidential Information shall not apply to any Confidential Information: (i) after it has become generally available to the public without breach of this Agreement by the receiving party; (ii) is rightfully in the receiving party's possession prior to disclosure to it by the disclosing party; (iii) is independently developed by the receiving party; (iv) is rightfully received by the receiving party from a third party without a duty of confidentiality; or (v) is disclosed under operation of law.

15. Non-Disclosure. Except as provided for in this Agreement, each Party to this Agreement shall: (i) reproduce the other party's Confidential Information only for purposes of this Agreement and only to the extent necessary for such purpose; (ii) hold in confidence, and not disclose or reveal to any person or entity, any Confidential Information disclosed under this Agreement without the clear and express prior written consent of a duly authorized representative of the disclosing party; (iii) safeguard the confidentiality of the Confidential Information by using at least the same physical and other security measures as that party uses to protect its own Confidential Information; and (iv) not use or disclose any of the Confidential Information for any purpose at any time, other than for the limited purpose of performance under this Agreement.

16. Confidentiality of Agreement. Unless required by law (including the Securities and Exchange Commission or other regulatory, registration or reporting requirements), and except to assert their rights hereunder or for disclosures to their own employees on a "need to know" basis, the parties agree not to disclose the terms of this Agreement or matters relating thereto without the prior consent of the other party.

17. Representations and Warranties. Each party hereby represents and warrants that: (a) it is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation, (b) it has full power and authority to enter into this Agreement and to perform its obligations hereunder; (c) it has obtained all permits, licenses, and other governmental authorizations and approvals required for its performance under this Agreement; and (d) the services to be rendered by each party under this Agreement, excluding in the case of Net Grocer, the sale of Net Grocer Products , and each party's Marks neither infringe nor violate any patent, copyright, trade secret, trademark, or other proprietary right of any third party. Net Grocer will remain solely responsible for the operation of the Net Grocer Site and iVillage will remain solely responsible for the operation of the Network and the Jump Page. Each party (y) acknowledges that the Network, the Jump Page and the Net Grocer Site may be subject to temporary shutdowns due to causes beyond the operating party's reasonable control and (z) subject to the specific terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective site or service. EACH PARTY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE AMOUNT OF SALES THAT NET GROCER MAY GENERATE DURING THE TERM AND ANY ECONOMIC OR OTHER BENEFIT THAT EITHER PARTY MAY OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT, EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY WARRANTY WITH REGARD TO ITS GOODS OR SERVICES.

18. LIMITATION OF LIABILITY. NEITHER PARTY SHALL HAVE ANY LIABILITY HEREUNDER FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOSS OF PROFIT OR BUSINESS OPPORTUNITIES, WHETHER OR NOT THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH. THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO A MATERIAL BREACH BY IVILLAGE WITH RESPECT TO SECTION 6 HEREIN.

         NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS

AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

19. Indemnification. Both parties agree to indemnify, defend and hold harmless the other party and its parent, subsidiaries, affiliates, directors, employees, successors and assigns from any and all losses, liabilities, damages, actions, claims, expenses and costs (including reasonable attorneys' fees) which result or arise from the breach of this Agreement by the indemnifying party. Net Grocer further agrees to indemnify, defend and hold harmless iVillage and its parent, subsidiaries, affiliates, directors, employees, successors and assigns from any failure by Net Grocer to pay taxes as required in Section 4.C. iVillage specifically disclaims any liability to Net Grocer or any third party for any losses, liabilities, damages, actions, claims, expenses and costs (including reasonable attorneys fees) which result or arise from fulfillment of the Net Grocer Goods. Net Grocer shall indemnify, defend and hold harmless iVillage, its parent, subsidiaries, affiliates, directors, employees, successors and assigns from any and all losses, liabilities, damages, actions, claims, expenses and costs (including reasonable attorneys' fees) which result or arise from the quality of the Net Grocer Goods, but only to the extent that Net Grocer is indemnified by such relevant third party vendor or supplier which is connected with such indemnifiable matter.

20. General Provisions
         A. Relationship of the Parties. Nothing contained herein shall imply any partnership, joint venture or agency relationship between the parties and neither party shall have the power to obligate or bind the other in any manner whatsoever, except to the extent herein provided.

         B. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

         C. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         D. Notices. All notices, requests, demands, payments and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied or sent by nationally recognized overnight carrier, or mailed by certified mail, postage prepaid, return receipt requested, as follows:
         If to Net Grocer:
                              Net Grocer, Inc.
                              333 Seventh Avenue, 11th Floor
                              New York, NY 10001
                              Attn:  President
                              Tel:  (212) 244-0031
                              Fax:  (212) 244-9890

         If to iVillage:      iVillage, Inc.
                              170 Fifth Avenue
                              New York, New York 10010

                              Attention: Vice President Finance/Legal Affairs
                              Tel: (212) 206-3106
                              Fax:  (212) 604-9133

         E. Force Majeur. Except as otherwise expressly provided in this Agreement, neither party shall be liable for any breach of this Agreement for any delay or failure of performance resulting from any cause beyond such party's reasonable control, including but not limited to the weather, strikes or labor disputes, war, terrorist acts, riots or civil disturbances, government regulations, acts of civil or military authorities, or acts of God (individually, a "Force Majeur") provided the party affected takes all reasonably necessary steps to resume full performance; provided however, that if any such Force Majeur shall continue for thirty (30) consecutive days, either party shall have the right to terminate this Agreement without incurring any penalty.

         F. Entire Agreement. This Agreement (i) constitutes the binding agreement between the parties; (ii) represents the entire agreement between the parties and supersedes all prior agreements relating to the subject matter contained herein and (iii) may not be modified or amended except in writing signed by the parties.

         G. Survival. The following sections shall survive any termination or expiration of this Agreement: 1, 3.B.(ii), 7, 8, 12, 14, 15, 16, 17, 18, 19 and
20.

         H. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

         J. Assignment. Neither party shall sell, transfer or assign this Agreement or the rights or obligations hereunder, without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

         K. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

For Net Grocer, Inc.                               For iVillage, Inc.

David Nissan                              Steven Elkes
------------------------                  ------------------------------------
(Name)                                    (Name)

President & CEO                           Vice President Finance/Legal Affairs
------------------------                  ------------------------------------
(Title)                                   (Title)
6-30-98                                   6-30-98
------------------------                  ------------------------------------
(Date)                                    (Date)
/s/ Daniel Nissan                         /s/ Steven Elkes
------------------------                  ------------------------------------
(Signature)                               (Signature)

                                   EXHIBIT A


----------------------------------------- ---------------------
          QUARTER                                          QUARTERLY PAYMENT
----------------------------------------- ------------------------------------

----------------------------------------- ------------------------------------
    Year One Quarter 1                                            [*]
----------------------------------------- ------------------------------------
    Year One Quarter 2                                            [*]
----------------------------------------- ------------------------------------
    Year One Quarter 3                                            [*]
----------------------------------------- ------------------------------------
    Year One Quarter 4                                            [*]
----------------------------------------- ------------------------------------

----------------------------------------- ------------------------------------
    Year Two Quarter 1                                            [*]
----------------------------------------- ------------------------------------
    Year Two Quarter 2                                            [*]
----------------------------------------- ------------------------------------
    Year Two Quarter 3                                            [*]
----------------------------------------- ------------------------------------
    Year Two Quarter 4                                            [*]
----------------------------------------- ------------------------------------

                                   EXHIBIT B


OnCart
Peapod
Shopper Express
Home Runs
Home Grocer
Streamline
ShopLink
PinkDot
Groceries-To-Go